Exhibit 99.1

VII PEaks-KBR Co-OPTIVIST INCOME BDC II

DECLARES FIRST REGULAR CASH DISTRIBUTIONS

San Francisco, CA – July 31, 2012 – The Board of Directors of VII Peaks-KBR Co-Optivist Income BDC II, Inc. declared its first two regular semi-monthly distributions of $0.0306250 per share each (an annualized rate of 7.35% based on VII Peaks-KBR Co-Optivist Income BDC II's current $10.00 per share public offering price) on July 30, 2012. The distributions will be paid on August 17, 2012 and August 31, 2012 to stockholders of record on July 30, 2012.

About VII Peaks-KBR Co-Optivist Income BDC II

VII Peaks-KBR Co-OptivistTM Income BDC II, Inc. (the “Company”) is a publicly registered non-traded business development company (BDC) that intends to primarily invest in discounted traded corporate debt securities of public and private companies that have solid business fundamentals and business prospects, including historical revenue growth, positive cash flow and sufficient asset coverage, but also a perceived risk of near term liquidity issues based on their maturing debt.

The Company anticipates providing regular distributions to investors from income generated by our investments in debt securities, while actively working with the target company’s management to restructure the underlying debt to generate potential event-driven upside.

The Company will employ VII Peaks Capital’s proprietary Co-OptivistTM (“cooperative activism”) approach in executing its investment strategy. The BDC intends to utilize this strategy to acquire principal positions in corporate debt of target companies with the goal of restructuring the underlying debt to de-lever the balance sheets and improve the overall liquidity of the target companies. The Co-Optivist approach includes proactively engaging the target company’s management team on average 24 months prior to a redemption event.

The Company seeks to raise up to $750 million in capital from the issuance of common stock through a best efforts, continuous public offering with KBR Capital Markets, LLC, member FINRA/SIPC, serving as the dealer-manager.

About VII Peaks Capital

VII Peaks Capital is an investment management firm that currently serves as a sub-advisor to a number of separate managed accounts managed by large global financial institutions. The Principals of VII Peaks have experience in underwriting and issuing debt products that include high-yield, bank debt and convertible debt and have acted as financial advisers to private equity funds, venture capital firms and corporations in mergers and acquisitions, recapitalization and corporate finance transactions, and have served as principal investors in private equity and leveraged buyout transactions.

About KBR Capital Partners

KBR Capital Partners is an innovative alternative investments firm that employs a collaborative joint venture, institutional, multi-manager strategy to diligently deliver a diversified and distinctive array of low-correlated dividend-based investment opportunities to individual investors. KBR’s principals have a history of investing in a range of asset types and industries and managing both institutional and private equity investments during various market conditions.

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Exhibit 99.1

A registration statement relating to the common stock of VII Peaks-KBR Co-Optivist Income BDC II, Inc. was filed with and has been declared effective by the Securities and Exchange Commission. These securities have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission, nor have they passed upon the accuracy or adequacy of the prospectus. The offering of the Company’s common stock is being made solely by means of a written prospectus forming part of the effective registration statement. The prospectus, which is available at www.sec.gov or may be obtained by calling 1-877-700-0527, contains additional information about the Company. The prospectus should be read carefully by an investor before investing. Investors are advised to consider the investment objective, risks, charges and expenses of the Company carefully before investing. Available only in states where registration is effective. This press release is not an offer to sell these securities and is not soliciting an offer to buy these securities in any state where the offer and sale is not permitted. Past performance may not be indicative of future results.

Certain Information About Distributions

The determination of the tax attributes of the distributions will be made annually as of the end of the Company’s fiscal year based upon its taxable income and distributions paid, in each case, for the full year. Therefore, a determination as to the tax attributes of the distributions made on a quarterly basis may not be representative of the actual tax attributes for a full year. The Company intends to update stockholders quarterly with an estimated percentage of its distributions that resulted from taxable ordinary income. The actual tax characteristics of distributions to stockholders will be reported to stockholders annually on a Form 1099-DIV. The payment of future distributions on the Company’s common stock is subject to the discretion of the Board of Directors and applicable legal restrictions, and therefore, there can be no assurance as to the amount or timing of any such future distributions.

Forward Looking Statements

This press release may contain certain forward-looking statements, including statements with regard to the future performance of the Company. Words such as “believes,” “expects,” “projects,” and “future” or similar expressions are intended to identify forward-looking statements. These forward-looking statements are subject to the inherent uncertainties in predicting future results and conditions. Certain factors could cause actual results to differ materially from those projected in these forward-looking statements, and some of these factors are enumerated in the filings the Company makes with the Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Securities offered through KBR Capital Markets, LLC, member FINRA/SIPC. 255 Shoreline Drive, Suite 428, Redwood City, CA 94065. 877-700-0527.

For information contact:

877-7000-KBR (527)

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